                      MID-STATE TRUST VI ASSET-BACKED NOTES
                             PAYMENT DATE STATEMENT

                             PAYMENT DATE : 07/01/97

================================================================================================================================
                                              % OF          % OF
                     CURRENT    INTEREST     CURRENT      INTEREST      OPTIMAL     INTEREST PAID     REALIZED
NOTE                 INTEREST   SHORTFALL    INTEREST     SHORTFALL    PRINCIPAL    ON REIMBURSED    LOSS AMOUNT    TOTAL
CLASS   CUSIP        PAYMENT    PAYMENT        PAID         PAID        PAYMENT   REALIZED LOSS AMT     PAID     DEBT SERVICE
-----   -----        --------   ---------    --------     ---------    ---------  -----------------  ----------- ------------
                      (iii)      (iii)         (v)          (v)           (iv)
 A-1   59549NAA1  $5,280,212.50   $0.00    100.00000000%      N/A    $4,594,757.20      $0.00          $0.00     $9,874,969.70

 A-2   59549NAB9  $1,068,375.00   $0.00    100.00000000%      N/A      $922,145.02      $0.00          $0.00     $1,990,520.02

 A-3   59549NAC7    $850,135.00   $0.00    100.00000000%      N/A      $720,151.35      $0.00          $0.00     $1,570,286.35

 A-4   59549NAD5    $945,511.25     N/A    100.00000000%      N/A      $775,240.53      $0.00          $0.00     $1,720,751.78

        TOTALS:   $8,144,233.75   $0.00                              $7,012,294.09                              $15,156,527.84
                  -------------   -----                              -------------                              --------------
================================================================================================================================

       =========================================================================
           PAYMENTS PER "INDIVIDUAL NOTE"           UNPAID PRINCIPAL BALANCE
                                                    AFTER THIS PAYMENT DATE
       =========================================================================
================================================================================
          CURRENT        INTEREST     OPTIMAL
          INTEREST       SHORTFALL   PRINCIPAL                       INDIV NOTE
NOTE      PAYMENT         PAYMENT     PAYMENT       OUTSTANDING     PRIN BALANCE
CLASS   (PER $1,000)   (PER $1,000) (PER $1,000)    PRIN BALANCE    (PER $1,000)
-----   ------------   ------------  -----------    ------------    ------------
           (vii)          (vii)        (viii)           (x)             (x)
 A-1    $18.35000000   $0.00000000  15.96787906   $283,155,242.80  $984.03212094

 A-2    $18.50000000   $0.00000000  15.96787906    $56,827,854.98  $984.03212094

 A-3    $18.85000000   $0.00000000  15.96787906    $44,379,848.65  $984.03212094

 A-4    $19.47500000   $0.00000000  15.96787906    $47,774,759.47  $984.03212094

                                                  $432,137,705.91
                                                  ---------------
================================================================================

(i)   THE AMOUNT OF ISSUER EXPENSES TO BE PAID ON THIS PAYMENT DATE IS :             $14,091.30

(ii)  THE AMOUNT OF AVAILABLE FUNDS FOR THIS PAYMENT DATE IS:                    $15,156,527.84

(vi)  THE TOTAL CLASS INTEREST SHORTFALL ON THIS PAYMENT DATE IS:                         $0.00

(viii) THE AMOUNT TO BE WITHDRAWN FROM THE COLLECTION ACCOUNT AND PAID
       OVER TO THE ISSUER IN RESPECT OF SUCH PAYMENT DATE PURSUANT TO
       SECTION 8.02(c) IS:                                                                $0.00

(ix)  THE TOTAL REALIZED LOSS AMOUNT IS:                                                  $0.00

(xi)  THE AMOUNT OF CUMULATIVE ACTUAL NET ECONOMIC LOSSES AS OF THE END OF THE
      RELATED DUE PERIOD WHICH IS CALCULATED AS FOLLOWS:
      (a)  ECONOMIC BALANCE OF ALL ACCOUNTS THAT HAVE BEEN REPOSSESSED, CHARGED
           OFF, WRITTEN OFF OR OTHERWISE REDUCED IN WHOLE OR IN PART, WITHOUT ANY
           REPOSSESSION:                                                          $3,562,921.77
      (b)  THE NET LIQUIDATION PROCEEDS, IF ANY,  OF ACCOUNTS AS OF THE END OF
           THE RELATED DUE PERIOD, ANY NEW ACCOUNT THAT IS PART OF SUCH NET
           LIQUIDATION PROCEEDS BEING VALUED AT ITS ECONOMIC BALANCE AND
           THE REMAINING OUTSTANDING ECONOMIC BALANCE OF ACCOUNTS, CHARGED
           OFF, WRITTEN OFF OR OTHERWISE REDUCED, IN PART, BUT NOT IN  WHOLE:     $2,023,988.70
                                                                                  -------------
      (c)  [(a) MINUS (b)]:                                                       $1,538,933.07


(xii)  THE ECONOMIC BALANCE AS OF THE END OF THE RELATED DUE PERIOD OF ACCOUNTS
       WITH RESPECT TO WHICH THERE IS A MATERIAL BREACH OF ANY REPRESENTATION OR
       WARRANTY MADE IN SECTION 3.11 OR AS TO WHICH THERE IS A MATERIAL DEFECT
       IN THE RELATED ACCOUNT DOCUMENTS IN ACCORDANCE WITH SECTION 3.12(b) IS:              N/A

(xiii) THE MINIMUM TARGET OVERCOLLATERALIZATION AMOUNT IS:                       $45,456,151.87

(xiv)  THE CUMULATIVE UNREIMBURSED REALIZED LOSS AMOUNT IS:                               $0.00

(xv)   THE AGGREGATE ECONOMIC BALANCE OF THE ACCOUNTS IMMEDIATELY FOLLOWING
       THE END OF THE RELATED DUE PERIOD:                                       $454,561,518.74

(xvi)  THE NUMBER AND AGGREGATE ECONOMIC  BALANCE OF ALL ACCOUNTS 30, 60 and 90
       OR MORE DAYS PAST DUE AND IN REPOSSESSION, FORECLOSURE OR BANKRUPTCY:

                 304           $14,661,338.28

                      MID-STATE TRUST VI ASSET-BACKED NOTES
                             PAYMENT DATE STATEMENT
                                  (SUPPLEMENT)
                                                         SUPPLEMENT: PAGE 1 OF 2
                             PAYMENT DATE : 07/01/97

(i)  ISSUER EXPENSES TO BE PAID ON THIS PAYMENT DATE ARE AS FOLLOWS:
     (a) OWNER TRUSTEE FEE (WILMINGTON TRUST):    $5,000.00
     (b) TRUSTEE FEE (FIRST UNION):               $8,234.06
     (c) SUCCESSOR SERVICER FEE (FIRST UNION):      $857.24
     (d) ACCOUNTANT FEE (PRICE WATERHOUSE):           $0.00
                                                 ----------
                                                 $14,091.30
                                                 ==========

(ii) CALCULATION TO DETERMINE AVAILABLE FUNDS: [THE SUM OF (a), (b) and (c) LESS (d)]

     (a) AMOUNT OF COLLECTIONS ON THE ACCOUNTS ON DEPOSIT IN THE COLLECTION ACCOUNT
         AT THE CLOSE OF BUSINESS ON THE LAST BUSINESS DAY OF THE RELATED DUE PERIOD;
         PLUS                                                                             $14,983,327.55
     (b) NET REINVESTMENT INCOME EARNED ON FUNDS IN THE COLLECTION ACCOUNT
         [PROVIDED THAT IN NO EVENT WILL THE OPTIMAL PRINCIPAL AMOUNT FOR
         ANY PAYMENT (AMOUNT REPRESENTS INVESTMENT EARNINGS CREDITED DURING
         THE PERIOD BEGINNING DATE EXCEED THE REMAINING AVAILABLE FUND FOR
         SUCH PAYMENT DATE OR THE AGGREGATE TWO BUSINESS DAYS PRIOR TO SUCH
         PAYMENT DATE).                                                                      $187,291.59
     (c) NET REINVESTMENT INCOME EARNED ON FUNDS IN THE HOLDING ACCOUNT FROM THE
         PRECEDING PAYMENT DATE THROUGH THE 1ST BUSINESS DAY OF THE MONTH PRECEDING
         THE PAYMENT DATE:                                                                         $0.00
     (d) THE AMOUNTS REFLECTED IN (i):                                                        $14,091.30
                                                                                          --------------
                                                                                          $15,156,527.84

(iii) CURRENT INTEREST DUE AND PAYABLE:

  NOTE      PRINCIPAL BALANCE    INTEREST      INTEREST DUE
 CLASS      AS OF RECORD DATE      RATE     (04/01/97-06/30/97)
 -----      -----------------    --------   -------------------
  A-1        $287,750,000.00      7.340%       $5,280,212.50
  A-2         $57,750,000.00      7.400%       $1,068,375.00
  A-3         $45,100,000.00      7.540%         $850,135.00
  A-4         $48,550,000.00      7.790%         $945,511.25

             $439,150,000.00                   $8,144,233.75

(iv) OPTIMAL PRINCIPAL AMOUNT DUE AND PAYABLE:

                                             OPTIMAL         OPTIMAL       CUMULATIVE         CUMULATIVE
  NOTE  ORIGINAL PRINCIPAL  OPTIMAL PRIN     PRIN AMT       PRIN PAID      % OF               AMOUNT OF
 CLASS   AMOUNT OF NOTES    PERCENTAGE       07/01/97        07/01/97    OPTIMAL PRIN PD    OPT PRIN PAID
 -----  ------------------  ------------    ---------       ---------    ---------------    -------------
  A-1     $287,750,000.00    65.524308%    4,594,757.20    4,594,757.20     1.596788%       $4,594,757.20
  A-2      $57,750,000.00    13.150404%      922,145.02      922,145.02     1.596788%         $922,145.02
  A-3      $45,100,000.00    10.269839%      720,151.35      720,151.35     1.596788%         $720,151.35
  A-4      $48,550,000.00    11.055448%      775,240.53      775,240.53     1.596788%         $775,240.53
          ---------------                 -------------     -----------
          $439,150,000.00                 $7,012,294.09   $7,012,294.09

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY (TO BE USED IN THE CALCULATION
OF (iv)):

THE OPTIMAL PRINCIPAL AMOUNT FOR EACH CLASS OF NOTES SHALL BE THE AMOUNT EQUAL
TO:

(a)  ON OR PRIOR TO THE PAYMENT DATE IN APRIL, 2000
     (THE "TARGET OVERCOLLATERALIZATION DATE"); AND
(b)  AFTER THE PAYMENT DATE IN APRIL, 2000 AND ON WHICH THERE EXISTS AN
     UNCURED TRIGGER EVENT,
THE REMAINING AVAILABLE FUNDS: [(ii) LESS THE SUM OF (iii) AND (vi)]:            $7,012,294.09
                       AND
(c)  ON THE PAYMENT DATE AFTER THE PAYMENT DATE IN APRIL, 2000 ON WHICH
     THERE DOES NOT EXIST AND UNCURED TRIGGER EVENT,
THE AMOUNT WHICH, WHEN PAID AS PRINCIPAL ON THE NOTES,WILL RESULT IN ACHIEVING
OR MAINTAINING THE TARGET OVERCOLLATERALIZATION LEVEL:

[PROVIDED THAT IN NO EVENT WILL THE OPTIMAL PRINCIPAL AMOUNT FOR ANY PAYMENT
DATE EXCEED THE REMAINING AVAILABLE FUND FOR SUCH PAYMENT DATE OR THE AGGREGATE
OUTSTANDING PRINCIPAL BALANCE.]
----------------------------------------------------------------------------------------------
CALCULATION OF TARGET OVERCOLLATERALIZATION LEVEL:  [THE GREATER OF (a) AND (b)]

(a) THE PRODUCT OF (i) OVERCOLLATERALIZATION PERCENTAGE; AND            0.00%
    (ii)  AGGREGATE ECONOMIC BALANCE OF THE ACCOUNTS [AS OF
    THE FIRST DAY OF THE MONTH PRECEDING THE MONTH OF         $454,561,518.74
    THIS PAYMENT DATE]; AND                                             $0.00
(b) THE MINIMUM TARGET OVERCOLLATERALIZATION AMOUNT [(xiii),
    BELOW]                                                     $45,456,151.87
                                                                                $45,456,151.87
----------------------------------------------------------------------------------------------
CALCULATION OF OVERCOLLATERALIZATION PERCENTAGE: [THE DIFFERENCE OF (a) AND (b) DIVIDED BY (a)]:

THE EXCESS OF:
(a)  THE AGGREGATE ECONOMIC BALANCE OF THE ACCOUNTS (AS OF THE FIRST DAY
     OF MARCH, 2000);  OVER                                                           N/A
(b)  THE AGGREGATE OUTSTANDING PRINCIPAL BALANCE AND ALL UNREIMBURSED REALIZED
     LOSS AMOUNTS OF ALL CLASSES OF NOTES (AFTER GIVING EFFECT TO PAYMENTS AND
     ALLOCATIONS OF LOSSES ON THE PAYMENT DATE IN APRIL, 2000); DIVIDED BY               $0.00
(c)  (a), ABOVE.                                                                         0.00%
----------------------------------------------------------------------------------------------
THE OVERCOLLATERALIZATION AMOUNT SHALL BE CALCULATED AS FOLLOWS: [(a) LESS (b)]:

(a)  AGGREGATE ECONOMIC BALANCE OF ACCOUNTS (AS OF THE FIRST DAY OF THE MONTH
      PRECEDING THIS PAYMENT DATE); LESS                                       $454,561,518.74
(b)  THE SUM OF (i) THE AGGREGATE OUTSTANDING PRINCIPAL BALANCE OF THE NOTES;
     AND                                                                       $432,137,705.91
        (ii)  ALL UNREIMBURSED REALIZED LOSS AMOUNTS                                     $0.00
              [AFTER GIVING EFFECT TO PAYMENTS MADE, BUT PRIOR TO THE
              ALLOCATION OF LOSSES THEREON ON THIS PAYMENT DATE]                $22,423,812.83

                    MID-STATE TRUST VI MORTGAGE-BACKED NOTES
                             PAYMENT DATE STATEMENT
                                  (SUPPLEMENT)

                             PAYMENT DATE : 07/01/97
                                                         SUPPLEMENT: PAGE 2 OF 2
(vi)  CALCULATION OF INTEREST SHORTFALL:

                                    INTEREST
        CURRENT    UNREIMBURSED    ON UNREIMB        CUMULATIVE     INTEREST
 NOTE   INTEREST     INTEREST      SHORTFALL          INTEREST    SHORTFALL PAID
 CLASS  SHORTFALL    SHORTFALL   (04/01/97-06/30/97)  SHORTFALL     01/01/98*
 -----  ---------    ---------   ------------------- ----------   --------------
  A-1       0.00        0.00           0.00            0.00          0.00
  A-2       0.00        0.00           0.00            0.00          0.00
  A-3       0.00        0.00           0.00            0.00          0.00
  A-4       0.00        0.00           0.00            0.00          0.00

           $0.00       $0.00          $0.00           $0.00         $0.00

* ANY CLASS A-4 SHORTFALL AMOUNT WAS TRANSFERRED FROM THE CLASS A-4 RESERVE ACCOUNT AND DEPOSITED IN THE COLLECTION ACCOUNT ON THE PAYMENT DATE.

(viii) AMOUNT TO BE WITHDRAWN FROM THE COLLECTION ACCOUNT AND PAID OVER TO THE ISSUER IN RESPECT OF THIS PAYMENT DATE PURSUANT TO SECTION 8.02(c):
       [(a) LESS (b)]:

      (a)  COLLECTION ACCOUNT BALANCE BEFORE ANY PAYMENTS ARE MADE:               $15,170,619.14
      (b)  TOTAL OF ALL PAYMENTS TO BE MADE ON THIS PAYMENT DATE [(i), (iii),
           (iv), (vi) AND (xv)]:                                                  $15,170,619.14)
                                                                                  --------------
                                                                                           $0.00
(ix) CALCULATION TO DETERMINE CLASS REALIZED LOSS AMOUNTS:   [(a) LESS (b)]
     WITH RESPECT TO THE NOTES, AN AMOUNT EQUAL THE EXCESS OF
     (a)  THE OUTSTANDING PRINCIPAL BALANCE OF EACH CLASS OF NOTES
          [AFTER APPLICATION OF THE CLASS OPTIMAL PRINCIPAL AMOUNT, BUT
          PRIOR TO LOSSES]; OVER                                                 $432,137,705.91
     (b)  THE AGGREGATE ECONOMIC BALANCE OF THE ACCOUNTS IMMEDIATELY
          FOLLOWING THE DUE PERIOD RELATED TO SUCH PAYMENT DATE:                 $454,561,518.74
                                                                                 ---------------
                                                                                 ($22,423,812.83)

                                                               INTEREST
          OUTSTANDING    REALIZED      UNREIMBURSED           ON UNREIMB.
 NOTE      PRINCIPAL       LOSS          REALIZED               AMOUNT
 CLASS      BALANCE       AMOUNT       LOSS AMOUNT        (10/01/97-12/31/97)
 -----    -----------    --------      ------------       -------------------
  A-1   $265,830,580.86    0.00            0.00                   0.00
  A-2    $53,350,881.12    0.00            0.00                   0.00
  A-3    $41,664,497.64    0.00            0.00                   0.00
  A-4    $44,851,693.14    0.00            0.00                   0.00
        ---------------   -----           -----                  -----
        $405,697,652.76   $0.00           $0.00                   0.00

(xiii) CALCULATION TO DETERMINE MINIMUM TARGET OVERCOLLATERALIZATION AMOUNT:

       THE GREATER OF:
       (a)  THE PRODUCT OF 10%; AND                                              10.00%
       (b)  THE AGGREGATE ECONOMIC BALANCE OF THE ACCOUNTS
            (AS OF THE FIRST DAY OF THE MONTH PRECEDING THE
            MONTH OF THIS PAYMENT DATE STATEMENT)                       $454,561,518.74
                                                                        ---------------
                                                                         $45,456,151.87
                        AND
       (c)  $16,180,055.00                                                                $45,456,151.87

[NOTE: SEE DEFINITION OF "MINIMUM TARGET OVERCOLLATERALIZATION AMOUNT" IN INDENTURE FOR CRITERIA IF MID-STATE HOMES, INC. NO LONGER SERVICES THE COLLATERAL.]

(xiv) DETERMINATION OF CUMULATIVE REALIZED LOSS AMOUNT FOR EACH CLASS OF NOTES [THE SUM OF THE AMOUNTS CALCULATED IN (ix)]:

                      CURRENT             INTEREST
   NOTE             AND UNREIMB          ON UNREIMB.          CUMULATIVE
  CLASS           REAL. LOSS AMT          LOSS AMT.             AMOUNTS
  -----           --------------         -----------          ----------
   A-1                 0.00                 0.00                  0.00
   A-2                 0.00                 0.00                  0.00
   A-3                 0.00                 0.00                  0.00
   A-4                 0.00                 0.00                  0.00
                       0.00                 0.00                  0.00
--------------------------------------------------------------------------------

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY:

CALCULATION OF AMOUNT AVAILABLE TO PAY REALIZED LOSS AMOUNT FOR EACH CLASS OF NOTES

          REMAINING
          AVAIL FDS*      OPTIMAL       INTEREST      CURRENT
 NOTE    [(iv) ABOVE      PRIN AMT    ON UNREIMB.   AND UNREIMB
CLASS   OR BALANCE**   [(iv) ABOVE]     LOSS AMT.  REAL. LOSS AMT     BALANCE
-----   -------------  -------------  -----------  --------------     -------
 A-1    $7,012,294.09  $4,594,757.20     0.00           0.00       $2,417,536.89
 A-2    $2,417,536.89    $922,145.02     0.00           0.00       $1,495,391.87
 A-3    $1,495,391.87    $720,151.35     0.00           0.00         $775,240.53
 A-4      $775,240.53    $775,240.53     0.00           0.00               $0.00

* APPLIES TO CLASS A-1 NOTES ONLY
** APPLIES TO CLASS A-2 THROUGH CLASS A-4 NOTES.